UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015

ZIMMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 30, 2015, Zimmer Holdings, Inc. (“Zimmer” or the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Stockholders Agreement (as amended, the “Stockholders Agreement”), dated as of April 24, 2014, by and among the Company, LVB Acquisition Holding, LLC (the “LVB Stockholder”) and the other signatories thereto (collectively, the “Sponsors”). The Stockholders Agreement becomes effective at the closing of the pending merger (the “Merger”) with LVB Acquisition, Inc. (“LVB Acquisition”) pursuant to the Agreement and Plan of Merger, dated April 24, 2014, by and among the Company, Owl Merger Sub, Inc. and LVB Acquisition.

Pursuant to the Amendment, upon the later of (i) the closing date of the Merger and (ii) the conclusion of the 2015 Annual Meeting of Stockholders of the Company (or, if applicable, the adjournment, recess or postponement of the 2015 Annual Meeting of Stockholders of the Company), the Company’s board of directors (the “Board”) will be required to take all action necessary and appropriate to cause the number of directors on the Board to be increased by two and appoint two individuals selected by the Sponsors as directors. Prior to the Amendment, the Stockholders Agreement had provided that the Board would take such actions on or prior to the closing date of the Merger. Pursuant to the terms and subject to the conditions of the Stockholders Agreement, following the appointment of the two directors as described in the first sentence of this paragraph, the LVB Stockholder will be entitled to designate up to two directors for nomination to the Board at each annual or special meeting of the stockholders of the Company at which directors are to be elected to the Board. The Amendment clarifies that, in the event the LVB Stockholder is dissolved or liquidated or otherwise ceases to exist following the closing date of the Merger and prior to the termination of the rights of the LVB Stockholder to designate director(s) for nomination to the Board pursuant to the Stockholders Agreement, such director designation rights of the LVB Stockholder will become rights of the Sponsors.

The Stockholders Agreement contains a standstill provision. Prior to the Amendment, the Stockholders Agreement had provided that the standstill provision would terminate, if not earlier terminated in accordance with the terms of the Stockholders Agreement, one year after the date on which there are no directors nominated by the LVB Stockholder and the LVB Stockholder no longer has any rights to designate any directors. The Amendment further clarifies that the standstill provision will terminate, if not earlier terminated in accordance with the terms of the Stockholders Agreement, one year after the date on which there are no directors nominated by the LVB Stockholder or the Sponsors, as applicable, and the LVB Stockholder or the Sponsors, as applicable, no longer have any rights to designate any directors.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Additional Information and Where to Find It

Zimmer filed with the Securities and Exchange Commission (the “SEC”), and the SEC declared effective on September 29, 2014, a registration statement on Form S-4 that includes a consent solicitation statement of LVB Acquisition, the parent company of Biomet, Inc. (“Biomet”), that also constitutes a prospectus of Zimmer. INVESTORS AND SECURITYHOLDERS OF LVB ACQUISITION ARE URGED TO READ THE CONSENT SOLICITATION STATEMENT/PROSPECTUS AND OTHER FILINGS MADE WITH THE SEC IN CONNECTION WITH THE MERGER CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The registration statement and consent solicitation statement/prospectus and other documents filed by Zimmer with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. You may also read and copy any reports, statements and other information filed by Zimmer, LVB Acquisition and Biomet with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room. Certain executive officers and directors of LVB Acquisition have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

4.1	Amendment No. 1, dated as of March 30, 2015, to Stockholders Agreement, dated as of April 24, 2014, by and among Zimmer Holdings, Inc., LVB Acquisition Holding, LLC and the other signatories thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIMMER HOLDINGS, INC.

Date: April 1, 2015
	By:	/s/ Chad F. Phipps
	Name:	Chad F. Phipps
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 1, dated as of March 30, 2015, to Stockholders Agreement, dated as of April 24, 2014, by and among Zimmer Holdings, Inc., LVB Acquisition Holding, LLC and the other signatories thereto.